EXHIBIT 10.4

Restricted Stock Award

Granted by

GEORGETOWN BANCORP, INC.

under the

GEORGETOWN BANCORP, INC.
2014 EQUITY INCENTIVE PLAN

This restricted stock agreement (“Restricted Stock Award” or “Agreement”) is and will be subject in every respect to the provisions of the 2014 Equity Incentive Plan (the “Plan”) of Georgetown Bancorp, Inc. (the “Company”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement.  A copy of the Plan has been provided to each person granted a Restricted Stock Award pursuant to the Plan.  The holder of this Restricted Stock Award (the “Participant”) hereby accepts this Restricted Stock Award, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the Committee appointed to administer the Plan (“Committee”) or the Board will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns.  Except where the context otherwise requires, the term “Company” will include the parent and all present and future subsidiaries of the Company as defined in Section 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).  Capitalized terms used herein but not defined will have the same meaning as in the Plan.

1. Name of Participant______________________________________________________

2. Date of Grant: _____________ __, _______

3.	Total number of shares of Company common stock, $0.01 par value per share, covered by the Restricted Stock Award:

(subject to adjustment pursuant to Section 9 hereof).

4.
Vesting Schedule.  Except as otherwise provided in this Agreement, this Restricted Stock Award first becomes earned in accordance with the vesting schedule specified herein.  [Check appropriate box and complete vesting schedule]

        ❑           The Restricted Stock Awards granted under the Plan shall vest infive (5) equal annual installments, with the first installmentbecoming exercisable on the first anniversary of the date of grant,or __________ __, 201__, and succeeding installments on each anniversary thereafter, through __________ __, 201__.  To the extent the shares of Restricted Stock awarded to me are not equally divisible by “5,”  any excess shares of Restricted Stock shall vest on __________ __, 201__.

        ❑           The Restricted Stock Awards granted under the Plan shall vestin three (3) equal annual installments, with the first installmentbecoming exercisableon the first anniversary of the date of grant,or __________ __, 201__, and succeeding installments on each anniversary thereafter, through __________ __, 201__.  To the extent the shares of Restricted Stock awarded to me are not equally divisible by “3,” any excess shares of Restricted Stock shall vest on __________ __, 201__.

              Vesting will automatically accelerate pursuant to Section 2.9 of the Plan (in the event of death, Disability or Involuntary Termination of Employment following a Change in Control or Involuntary Termination of Service as a Director following a Change in Control).

5.           Grant of Restricted Stock Award.

The Restricted Stock Award will be in the form of issued and outstanding shares of Stock that will be either registered in the name of the Participant and held by the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock, or registered in the name of, and delivered to, the Participant.  Notwithstanding the foregoing, the Company may in its sole discretion, issue Restricted Stock in any other format (e.g., electronically) in order to facilitate the paperless transfer of such Awards.

If certificated, the certificates evidencing the Restricted Stock Award will bear a legend restricting the transferability of the Restricted Stock.  The Restricted Stock awarded to the Participant will not be sold, encumbered hypothecated or otherwise transferred except in accordance with the terms of the Plan and this Agreement.

6.	Terms and Conditions. [Select applicable paragraph and delete other]

The Participant will have the right to vote the shares of Restricted Stock awarded hereunder.  Unless the Participant makes an election under Section 83(b) of the Internal Revenue Code to have the Restricted Stock taxed as of the grant date (“Section 83(b) election”), dividends on shares of Restricted Stock will be held in the Plan until the Restricted Stock on which such dividend is paid vests.  On the vesting date of the Restricted Stock or within two and one-half months thereafter, the Committee will cause the dividends attributable to such shares of Restricted Stock (and any earnings thereon) to be distributed to the Participant.  Dividends attributable to shares of Restricted Stock on which a Section 83(b) election is made, will be paid to the participant when declared.

OR

The Participant will have the right to vote the shares of Restricted Stock awarded hereunder.  Any cash dividends or distributions declared with respect to shares of Stock subject to the Restricted Stock Award shall be immediately distributable to the Participant.

7.	Delivery of Shares.

Delivery of shares of Stock under this Restricted Stock Award will comply with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

8.          Change in Control.

8.1
In the event of the Participant’s Involuntary Termination of Employment following a Change in Control or Involuntary Termination of Service as a Director following a Change in Control, all Restricted Stock Awards held by the Participant will become fully exercisable.

8.2	A “Change in Control” will be deemed to have occurred as provided in Section 4.2 of the Plan.

9.           Adjustment Provisions.

This Restricted Stock Award, including the number of shares subject to the Restricted Stock Award, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of, Section 3.4 of the Plan.

10.           Effect of Termination of Service on Restricted Stock Award.

10.1           This Restricted Stock Award will vest as follows:

(i)
Death.  In the event of the Participant’s Termination of Service by reason of the Participant’s death, all Restricted Stock will vest as to all shares subject to an outstanding Award, whether or not immediately vested, at the date of Termination of Service.

(ii)
Disability.  In the event of the Participant’s Termination of Service by reason of Disability, all Restricted Stock will vest as to all shares subject to an outstanding Award, whether or not immediately vested, at the date of Termination of Service.

(iii)
Retirement.  In the event of the Participant’s Termination of Service by reason of the Participant’s Retirement, any Restricted Stock award that has not vested as of the date of Termination of Service will expire and be forfeited.  “Retirement” shall have the meaning set forth in Section 8.1(dd) of the Plan.

(iv)	Termination for Cause. If the Participant’s Service has been terminated for Cause, all Restricted Stock granted to a Participant that has not vested will expire and be forfeited.

(iv)
Other Termination.  If a Participant terminates Service for any reason other than due to death, Disability, Retirement, Involuntary Termination following a Change in Control or for Cause, all shares of  Restricted Stock awarded to the Participant which have not vested as of the date of Termination of Service will expire and be forfeited.

11.           Miscellaneous.

11.1	No Restricted Stock Award will confer upon the Participant any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

11.2	This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.

11.3	Restricted Stock Awards are not transferable prior to the time such Awards vest in the Participant.

11.4	This Restricted Stock Award will be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

11.5
This Restricted Stock Award is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Company will not be obligated to issue any shares of stock hereunder if the issuance of such shares would constitute a violation of any such law, regulation or order or any provision thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf as of the date of grant of this Restricted Stock Award set forth above.

GEORGETOWN BANCORP, INC.

By: __________________________
Its: __________________________

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Restricted Stock Award and agrees to the terms and conditions hereof, including the terms and provisions of the 2014 Equity Incentive Plan.  The undersigned hereby acknowledges receipt of a copy of the Company’s 2014 Equity Incentive Plan.

    PARTICIPANT

                                                                                                                  ____________________________

 EXHIBIT A

ACKNOWLEDGMENT OF RECEIPT OF EARNED SHARES

I hereby acknowledge the delivery to me by Georgetown Bancorp, Inc. (the “Company”) or its affiliate on _____________________________, of stock certificates for ____________________ shares of common stock of the Company earned by me pursuant to the terms and conditions of the Restricted Stock Agreement and the Georgetown Bancorp, Inc. 2014 Equity Incentive Plan, which shares were transferred to me on the Company’s stock record books on ____________________.

Date: ___________________                                                             ________________________
  Participant’s signature